Exhibit 10.4e

FMC TECHNOLOGIES, INC. RESTRICTED STOCK AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Agreement is made as of XXXXX day of XXXXXXXXXXXX (the “Grant Date”) by and between FMC TECHNOLOGIES, INC., a Delaware corporation, (the “Company”) and XXXXXXXXXXXXXX (the “Director”).

In 2001, the Board of Directors of the Company (the “Board”) adopted the FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “Plan”). The Plan, as it may be amended and continued, is incorporated by reference and made a part of this Agreement and controls the rights and obligations of the Company and the Director under this Agreement. The Board has determined that it would be to the competitive advantage and interest of the Company and its stockholders to grant restricted stock units to the Director as an inducement to remain in the service of the Company, and as an incentive for increased efforts during such service.

Now, therefore, the Board, on behalf of the Company hereby grants XXXXXXXXXXX (XXXX) Restricted Stock Units to the Director on the Grant Date subject to the terms and conditions of the Plan and the rules as may be applied by the Board.

Executed as of the Grant Date

FMC TECHNOLOGIES, INC.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.